Exhibit 99.1
Directed Electronics Announces Agreement to Acquire Polk Audio
Acquisition will significantly expand Directed’s position in home audio entertainment
Vista, California — August 21, 2006 — Directed Electronics, Inc. (NASDAQ: DEIX), today announced that it has entered into a definitive agreement to acquire Polk Audio, a leading provider of high performance home and mobile audio equipment. Consideration for the acquisition will be approximately $136 million in cash. Current Polk management will be joining the Directed team after the acquisition which is scheduled to close during the third quarter of 2006. Directed expects the acquisition to be accretive to its pro forma net earnings 1 in 2006 and beyond.
“The acquisition of Polk, with its leading consumer brand, complements our current Definitive Technology product line. Having these two powerful brands under the Directed umbrella will give us the #1 position in the U.S. home speaker market according to industry data,” commented Jim Minarik, President and CEO of Directed. “We look forward to working with the Polk team to expand our home audio business,” he continued.
Founded in 1972, Polk has grown into a leading speaker brand in home entertainment. The company sells its products in all key channels of home electronics distribution including a diverse set of customers such as Circuit City, Tweeter, Fry’s Electronics, Crutchfield, and AVAD Distributors. Polk’s focus on brand management and product development has resulted in an impressive track record of growth in both home and mobile audio. Polk co-founders Matthew Polk and George Klopfer will remain actively engaged after the transaction by using their 35 years of industry experience to advise on the direction of Directed’s home audio strategy. Including Polk Audio’s approximately $86 million in net sales for the twelve months ended June 30, 2006, Directed’s net sales would have been approximately $435 million for the same period.

1	On a GAAP basis, Directed expects that the acquisition will be dilutive to net earnings in 2006, as the company sells through acquired inventories which are required to be written up to fair value less cost to sell. Pro forma net earnings exclude the effects of charges related to purchase accounting for the transaction including the short-term impact on gross profit from selling acquired inventories that will be written up to fair value less cost to sell, charges for the amortization of acquisition-related intangible assets, and compensation expense related to employee equity awards, the impact of which is expected to be reflected in Directed’s financial statements beginning in the third quarter of 2006.

“The addition of Polk Audio is significant in that it continues our strategy of building a growing and profitable security and entertainment platform,” commented Kevin Duffy, Senior Vice President of Strategy, Corporate Development and Investor Relations. “We are also excited by Polk’s broad product offering including the company’s growing position in the expanding custom installation speaker market,” he continued.
“We have worked hard to build Polk into a profitable leader in home and mobile audio,” stated Jim Herd, President of Polk Audio. “We believe the Polk brand is positioned for continued growth through our existing customer base, as well as through the introduction of innovative entertainment products for both the home and vehicle environments. We look forward to partnering with Directed to build our business together.”
Goldman, Sachs & Co. and Trivest Partners acted as financial advisors and Greenberg Traurig, LLP acted as legal advisor to Directed Electronics. Barrington Associates acted as the exclusive financial advisor and DLA Piper US LLP acted as legal advisor to Polk Audio.
The acquisition will be financed by an addition to Directed’s senior credit facility. CIBC World Markets and J.P. Morgan Securities are providing committed financing for the acquisition and related expenses.
Investor Conference Call
Directed will hold a conference call tomorrow, August 22, 2006, at 10:00 a.m. Eastern Daylight Time to discuss Polk Audio, the acquisition, and the expected effect on Directed. Directed may discuss forward-looking information on this call. This call will be webcast live on the Investor Relations section of Directed’s website at www.directed.com and will be archived and available for replay approximately three hours after the live event. The audio replay will be available until September 5, 2006.
About Directed Electronics, Inc.
Directed Electronics is the largest designer and marketer of consumer branded vehicle security and convenience systems in the United States based on sales and a major supplier of home audio, mobile audio and video, and satellite radio products. As the sales leader in the vehicle security and convenience category, Directed offers a broad range of products, including security, remote start, hybrid systems, GPS tracking and navigation, and accessories, which are sold under its Viper(R), Clifford(R), Python(R), and other brand names. In the home audio market, Directed designs and markets award-winning Definitive Technology(R) and a/d/s/(R) premium loudspeakers. Directed’s mobile audio products include speakers, subwoofers, and amplifiers sold under its Orion(R), Precision Power(R), Directed Audio(R), a/d/s/(R), and Xtreme(R) brand names. Directed also markets a variety of mobile video systems under the Directed Video(R), Directed Mobile Media(R) and Automate(R)

brand names. Directed also markets and sells certain SIRIUS-branded satellite radio products, with exclusive distribution rights for such products to Directed’s existing U.S. retailer customer base.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to expected closing of the Polk Audio acquisition, expected financial effect of the acquisition, and the effect of customer growth strategies. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include the ability to complete the acquisition, competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, challenge of the Company’s pricing and promotional practices, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, disruption in imports, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, remediation of any internal control deficiencies and identified material weaknesses in internal control over financial reporting, risks with international operations, claims related to intellectual property, ability to service debt obligations, disruption in distribution centers, decline in consumer spending, outcome of existing litigation, dependence on senior management, ability to realize on investments made in the business, and integration of acquired businesses. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2005. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
John D. Morberg
Vice President — Finance and
Chief Financial Officer
Phone: (760) 598-6200
Kevin Duffy
Sr. Vice President — Strategy,
Corporate Development and Investor Relations
Phone: (760) 598-6200
John Mills/Allyson Pooley
Integrated Corporate Relations
Phone: (310) 954-1100

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